CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 201 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended July 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 27, 2017

Schedule A

Eaton Vance Growth Trust

Report Date	Fund Name

September 21, 2017	Eaton Vance Hexavest Global Equity Fund
September 21, 2017	Eaton Vance Hexavest International Equity Fund